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                                                                       EXHIBIT 4
                                LTX CORPORATION

                             1990 STOCK OPTION PLAN


1.   Definitions.  As used in this 1990 Stock Option Plan, the following terms
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shall have the following meanings:

     1.1  Board means the Company's Board of Directors.
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     1.2  Code means the Federal Internal Revenue Code of 1986, as amended.
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     1.3  Company means LTX Corporation.
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     1.4  Fair Market Value means the value of a share of Stock of the Company
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          on any date as determined by the Board.

     1.5  Grant Date means the date on which an Option is granted, as specified
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          in Section 7.

     1.5A Incentive Option means an Option intended to be an incentive stock
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          option with the meaning of <ERJ> Section 422 of the Code.

     1.5B Nonstatutory Option means any option that is not an Incentive Option.
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     1.6  Market Value means, as of a particular date, the average
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          closing bid and asked prices of the Stock in the Over the Counter
          Market, as reported by the National Association of Securities Dealers, Inc., or if the Stock is listed on an exchange, the closing price of the Stock.

     1.7  Officer means any person who has been identified by the Board as an
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          "officer" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     1.8  Option means an option to purchase shares of the stock granted under
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          the Plan.

     1.9  Option Agreement means an agreement between the Company and an
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          Optionee, setting forth the terms and conditions of an Option.

     1.10 Option Price means the price paid by an Optionee for an Option under
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          this Plan.

     1.11 Option Share means any share of Stock of the Company transferred to
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          an Optionee upon exercise of an Option pursuant to this Plan.

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     1.12 Optionee means a person eligible to receive an Option, as provided in
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          Section 6, to whom an Option shall have been granted under the Plan.

     1.13 Plan means this 1990 Stock Option Plan of the Company, as amended.
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     1.14 Stock means common stock, par value $ 0.05 per share, of the Company.
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     1.15 Vesting Year for any portion of any Option means the calendar year in
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          which that portion of the Option first becomes exercisable.

2.   Purpose.  This 1990 Incentive Stock Option Plan is intended to advance the
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interests of the Company and its stockholders by improving the Company's ability to attract and retain qualified individuals who are in a position to contribute to the management and growth of the Company and its subsidiaries and to provide additional incentive for such individuals to contribute to the Company's future success. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be Incentive Options.

3.   Term of the Plan.  Options under the Plan may be granted on or after
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October 24, 1990, but not later than October 23, 2000.

4.   Stock Subject to the Plan.  At no time shall the number of shares of the
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Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan exceed 2,700,000 shares, subject,
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however, to the provisions of Section 15 of the Plan.  Shares to be issued upon
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the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted. Each Director who is not an employee of the Company or a subsidiary thereof shall receive a nonstatutory option to purchase 20,000 shares of Common Stock on the date on which he or she is first elected to the Board of Directors of the Company and an additional option to purchase 6,000 shares of Common Stock on the date of each annual meeting at which he or she is re-elected or after which he continues to serve as a Director. Each Director who is not an employee of the Company or a subsidiary thereof shall also receive an option to purchase 2,000 shares of Common Stock in each year served as a chairman of a Committee of the Board of Directors and an option to purchase 1,000 shares of Common Stock in each year served as a member of a Committee of the Board of Directors, such options to be issued on the date the Committees are established annually by the Board of Directors. Each option granted to a Director under this Section 4 shall have an exercise price of $1.00 per share and shall be exercisable, cumulatively, to the extent of one-third of the stock covered thereby on each of the
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first three anniversary dates of the
grant of the Option. In the event any Director standing for re-election is not re-elected to the Board of Directors at any meeting, all of such Director's unexercisable Options granted prior to the date of that meeting will become exercisable immediately.

5.   Administration.  The Plan shall be administered by the Board of Directors
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of the Company or by a committee composed of members  of the Board (the Board of Directors or any such committee being hereinafter referred to as the "Committee"). With respect to directors and Officers eligible to receive an Option under this Plan, the Plan shall be administered by a special committee (the "Special Committee") of the Board of Directors of the Company who are "disinterested persons" as defined in Rule 16b-3(c) (2) (i) under Section 16 of the Securities Exchange Act of 1934 and who are also not an employee of one or more of the Company and its subsidiaries. Only the Special Committee may grant Options to directors and Officers eligible to receive Options under this Plan. Subject to the provisions of the Plan, the Committee or the Special Committee, as the case may be, shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the
Company: (a) the employee, director or consultant to receive the Option; (b) the time of granting the Option; (c) the number of shares subject thereto;
(d) the Option Price; and (e) the Option period. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, directors and consultants their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 5 shall be conclusive.

6.   Eligibility.  An Option may be granted only to an employee, director, or
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consultant of one or more of the Company and its subsidiaries.  A Director of one or more of the Company and its subsidiaries who is not also an employee of one or more of the Company and its subsidiaries shall not be eligible to receive an Incentive Option. Any person who, within the meaning of Section 422A(b) (6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporations) shall not be eligible to receive an Option.

7.   Time of Granting Options.  The granting of an Option shall take place at
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the time specified by the Committee.  Only if expressly so provided by the
Committee, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

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8.   Option Price.  The Option Price under each Incentive Option shall be not
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less than 100% of the Fair Market Value of Stock on the Grant Date; the Option
Price under each Nonstatutory Option shall not be so limited.

9.   Option Period.  No Incentive Option may be exercised later than the
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tenth anniversary of the Grant Date.  The period during which a Nonstatutory
Option may be exercised shall not be so limited. An Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

10.  Limit on Incentive Option Characterization.  No Incentive Option shall be
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considered an Incentive Option to the extent pursuant to its terms it would permit the Optionee to purchase for the first time in any Vesting Year more than the number of shares of Stock calculated by dividing the current limit by the Fair Market Value on the Grant Date. The current limit for any Optionee for any Vesting Year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in such Vesting Year under each other Incentive Option granted to the Optionee under the Plan and each other incentive stock option granted to the Optionee under any other incentive stock option plan of the Company (and its parent and subsidiary corporations).

11.  Exercise of Option.  An Option may be exercised in accordance with its
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terms by written notice of intent to exercise the Option, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or shares of the Stock with a Market Value on the date of exercise equal to the Option Price of the shares to be purchased. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Optionee evidence of ownership of the number of shares then being purchased. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Optionee to register or qualify under the Securities Act of 1933, as amended, any similar federal statute then in force or any state law regulating the sale of securities, any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense.

12.  Termination of Employment.  In the event that the Optionee's employment or
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association with the Company is terminated, whether voluntarily or by reason of dismissal, disability or retirement, the
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Option, to the extent exercisable at the date of termination, may be exercised by the Optionee within three months after he or she ceases to be an employee, director or consultant; provided, however, that if termination results from the
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death of the Optionee, the Option, to the extent exercisable at the date of death, may be exercised by the person to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within six months after the date of death, unless terminated earlier by its terms.
Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's reemployment rights are guaranteed by statute or by contract.

13.  Transferability of Options.  Options shall not be transferable, otherwise
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than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

14.  Transferability of Option Shares.  The Optionee agrees that he or she will
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not transfer any of the Option Shares at any time purchased upon the exercise of any portion of the Option unless (i) such shares are registered under the provisions of the Securities Act of 1933, as amended, or (ii) at the request of the Company, the transferee represents, in form satisfactory to counsel for the Company, that he or she will not transfer, sell or otherwise dispose of the Optioned Shares at any time purchased by him or her in a manner which would violate the Securities Act of 1933, as amended (the "Act"), and the regulations of the Securities and Exchange Commission thereunder. The Optionee agrees that the Company may, at its discretion, make a notation on any certificates issued upon exercise of any portion of the Option to the effect that such certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate the Act and the regulations thereunder, and may issue "stop transfer" instructions to its transfer agent, if any, and make a "stop transfer" notation on its books as appropriate.

15.  Adjustment of Number of Option Shares.  Each Option Agreement shall
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provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the Agreement and prior to the exercise in full of the Option or the repurchase by the Company pursuant to Section 14, the number of shares subject to such Agreement shall be proportionately adjusted and the price to be paid for each share subject to the Option shall be proportionately adjusted. Each such agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sales or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of Stock or other securities shall be delivered equivalent in kind and value to those shares an Optionee would have been received if the Option had been exercised in full or the repurchase consummated immediately prior to such reclassification, change, consolidation,

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merger, sale or conveyance and no disposition had subsequently been made.
Each Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

16.  Reservation of Stock.  The Company shall at all times during the term of
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the Option reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

17.  Limitation of Rights in the Option Shares.  The Optionee shall not be
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deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefore and delivered to the Optionee. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Articles of Organization or the By-laws of the Company.

18.  Termination and Amendment of the Plan.  The Board may at any time
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terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided that no modification shall be effective to increase  the
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number  of  shares of Stock subject to the Plan or change the number or classification of employees eligible to receive Options until such modification is approved by the holders of a majority of the voting capital stock of the Company. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option. In no event may the Board amend the Plan more than once every six months other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder.

19.  Notices.  Any communication or notice required or permitted to be given
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under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Treasurer at LTX Park at University Avenue, Westwood, Massachusetts 02090 and, if to the Optionee, to the address as the Optionee shall last have furnished to the communicating party.

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20.  Withholding; Notice of Disposition of Stock Prior to Expiration of
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Specified Holding Period.
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     (a)  Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

     (b) The Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any other available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such option give a satisfactory written representation promising to make such a remittance.